Exhibit 10.6

EXHIBIT B

Form of Commencement Agreement

COMMENCEMENT AGREEMENT

THIS COMMENCEMENT AGREEMENT (this “Agreement”), made and entered into as of this 14th day of February, 2019, is by and between 204 9TH AVENUE PARTNERS, LLC, a Tennessee limited liability company, (“Landlord”), and FRANKLIN SYNERGY BANK, a Tennessee banking corporation (“Tenant”).

A.Tenant and Landlord entered into that certain Triple Net Office Lease Agreement dated _February 8, 2018 (the “Lease”), for certain improved real property municipally known as 204 9th Avenue located in Franklin, Williamson County, Tennessee, consisting of approximately 8,888 rentable square feet, being more particularly described in the Lease; and

B.The parties desire to precisely establish the Commencement Date as set forth below.

NOW, THEREFORE, in consideration of the mutual and reciprocal promises herein contained, and pursuant to Section 2 of the Lease, Tenant and Landlord hereby agree that the Lease is hereby modified as follows:

1.The term of the Lease by and between Landlord and Tenant actually commenced on _February 22, 2019 (the “Commencement Date”).

2.Except as modified and amended by this Agreement, the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed, as of the day and year first above written.

LANDLORD:		TENANT:

204 9TH AVENUE PARTNERS, LLC		FRANKLIN SYNERGY BANK

By:	/s/ Henry W Brockman, Jr.	By:	/s/ Christopher J. Black

Title:	President and Managing Partner	Title:	Executive Vice President and Chief Financial Officer